UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 01, 2022

Lucira Health, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39976	27-2491037
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1412 62nd Street
Emeryville, California		94608
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 510 350-8071

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LHDX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 1, 2022, Lucira Health, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”). At the 2022 Annual Meeting, the Company’s stockholders voted on the following proposals and cast their votes as set forth below. A more detailed description of each proposal is set forth in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 20, 2022.

Proposal 1. Election of Directors

The Company’s stockholders elected the individuals listed below as Class I Directors, to serve until the Company’s 2025 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. The final voting results are as follows:

	For	Against	Withheld	Broker Non-Votes
David Lamond	17,975,889	—	916,277	7,698,574
Alison McCauley	18,166,531	—	725,635	7,698,574
Tuff Yen	18,631,564	—	260,602	7,698,574

Proposal 2. Ratification of the Selection of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the selection of BDO USA, LLP by the Audit Committee of the Company’s Board of Directors as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The final voting results are as follows:

For	Against	Abstain	Broker Non-Votes
26,468,740	63,152	58,848	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lucira Health, Inc.

Date:	June 2, 2022	By:	/s/ Daniel George
Daniel George Chief Financial Officer